Exhibit 99.1

Company Contact:

Matthew Pfeffer

Corporate Vice President and Chief Financial Officer

661-775-5300

mpfeffer@mannkindcorp.com

MannKind Announces Proposed Offering of

Senior Secured Discount Notes Due 2017

VALENCIA, California – September 23, 2011 – MannKind Corporation (Nasdaq: MNKD) today announced that it proposes to offer, subject to market conditions, senior secured discount notes due 2017 (the “Notes”) expected to yield gross proceeds of approximately $370.0 million.

If the offering is consummated, the net proceeds from the offering of the notes would be used for development and operating capital, including completion of the Phase 3 clinical trials of MannKind’s lead product candidate, AFREZZA, preparing for commercialization of AFREZZA, continuing the build-out of MannKind’s Danbury, Connecticut manufacturing facility, ongoing research and development efforts, and general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to MannKind’s proposed offering of the Notes, the anticipated terms of the Notes, the anticipated manner of the offering of the Notes and the anticipated use of proceeds from the offering of the Notes, that involve risks and uncertainties. Words such as “anticipates”, “intends”, “plans”, “proposes”, “expects”, “will”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to whether MannKind will offer the Notes or consummate the offering of the Notes on the expected terms, or at all, market and other general economic conditions, whether MannKind will be able to satisfy the conditions required to close any sale of the Notes, the fact that MannKind’s management will have broad discretion in the use of the proceeds from any sale of the Notes, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters and stock price volatility. The foregoing list sets forth some, but not all, of the factors that could affect MannKind’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties MannKind faces and a discussion of MannKind’s financial statements and footnotes, see documents MannKind files with the Securities and Exchange Commission, including MannKind’s most recent annual report on Form 10-K and quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation and expressly disclaims any duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.